UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 24, 2014, Revolution Lighting Technologies, Inc. (the “Company”) issued a press release announcing a proposed underwritten public offering of its common stock (the “Public Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the consummation of the proposed Public Offering, RVL 1 LLC (“RVL”), the beneficial owner of a majority of the issued and outstanding common stock of the Company and of all of the issued and outstanding series of preferred stock of the Company, has agreed to enter into an exchange agreement pursuant to which it will convert all such preferred stock into an aggregate of 36,300,171 shares of common stock (the “Preferred Share Exchange”), conditioned on the consummation of the Public Offering. As a result, each series of preferred stock will be eliminated, and no shares of preferred stock will remain issued or outstanding. RVL, together with its affiliate Aston Capital, LLC (“Aston Capital”), will beneficially own an aggregate of 83,253,863 shares (approximately 68%) of the common stock, of the Company before giving effect to the Public Offering.

The amount of common stock to be issued to RVL in the Preferred Share Exchange was approved by an independent audit committee of the Company’s board of directors following its review of a third party valuation analysis. It is anticipated that the Exchange Agreement will be entered into by RVL and the Company at the same time as the entry into the underwriting agreement relating to the Public Offering.

The consummation of the Preferred Share Exchange is conditioned on the approval by NASDAQ of the listing of the shares of common stock to be issued in the Preferred Share Exchange and on the Company’s compliance, if necessary, with NASDAQ Listing Rule 5635 and Rule 14c-2 under the Exchange Act. RVL has agreed to deliver a written consent, if necessary, approving issuance of common stock in the Preferred Stock Exchange. However, there can be no assurances that such consent would be sufficient under applicable NASDAQ rules, or that NASDAQ would otherwise approve the listing of such shares. Until such approvals are obtained, or in the event that any such approvals are not obtained, all outstanding shares of preferred stock will remain outstanding in accordance with their existing terms.

Forward-Looking Statements

Certain of the foregoing statements are forward-looking statements that involve a number of risks and uncertainties, including statements relating to expectations regarding the completion of the Public Offering and the Preferred Share Exchange. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to the Company’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including the Risk Factors described in Item 1A of the Form 10-K for the fiscal year ended December 31, 2013. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 24, 2014, of Revolution Lighting Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Charles J. Schafer President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 24, 2014, of Revolution Lighting Technologies, Inc.